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                                                                Exhibit 5.1



                                    June 26, 1998




Cumulus Media Inc.
111 East Kilbourn Avenue
Milwaukee, WI 53202

Ladies and Gentlemen:

          We have acted as special counsel for Cumulus Media Inc., an Illinois corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1, as amended (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, relating to the offer and sale of up to 178,572 shares (the "Shares") of the Company's Class A common stock, par value $.01 per share (the "Common Stock"). Of the Shares, 26,786 are subject to an option granted to the underwriters by the Company to cover over-allotments, if any. The Registration Statement incorporates by reference the Registration Statement on Form S-1 (No. 333-48849) which was declared effective on June 25, 1998.

          In connection with this letter, we have examined, considered and relied solely upon the following documents (collectively, the "Documents"): the Registration Statement; the form of the Company's Amended and Restated Articles of Incorporation; the form of the Company's Bylaws; certain written consent resolutions of the Company's Board of Directors and shareholders; a certificate of the Company's secretary; and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

          In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to questions of fact material to the opinions hereinafter expressed, we have relied upon the representations and warranties of the Company made in the Documents.


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Cumulus Media Inc.
June 26, 1998
Page 2


          Based solely upon and subject to the Documents, and subject to the qualification set forth below, we are of the opinion that the Shares, when duly delivered against payment therefor, as contemplated by the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

          This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained in the Registration Statement.


                                             Very truly yours,

                                             /s/ HOLLEB & COFF